                                                                   Exhibit 99.11

                          KEY AUTO FINANCE TRUST 1997-2
             SUMMARY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Distribution Period: January 1, 1999 to December 31, 1999
Statement for Class A, Class B and Class C Noteholders and Certificateholders                          Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                           Class A/B/C Note Amount
                                                                                                        or Certificate Amount
                                                                                                      -------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                               (0.00)                0.0000000
          Class A-2 Note  Amount                                                                 0.00                0.0000000
          Class A-3 Note  Amount                                                       148,149,983.82              987.6665588
          Class A-4 Note  Amount                                                        75,262,299.07              508.5290478
          Class A-5 Note  Amount                                                                 0.00                0.0000000
          Class A-P Note  Amount                                                        48,000,232.61              384.0018609
          Class B  Note  Amount                                                         24,942,866.44              392.0601452
          Class C  Note  Amount                                                          9,527,061.52              392.0601449
          Certificates  Amount                                                           4,971,915.16              287.7265718

(ii)  Interest Distribution
          Class A-1 Note  Amount                                                                 0.00                0.0000000
          Class A-2 Note  Amount                                                                 0.00                0.0000000
          Class A-3 Note  Amount                                                         3,101,415.97               20.6761065
          Class A-4 Note  Amount                                                         8,358,872.53               56.4788684
          Class A-5 Note  Amount                                                         9,487,500.00               62.5000000
          Class A-P Note  Amount                                                         4,473,489.57               35.7879165
          Class B  Note  Amount                                                          2,382,257.78               37.4451081
          Class C  Note  Amount                                                            960,467.02               39.5253919
          Certificates  Amount                                                             974,810.40               56.4126387

(iii)   Total Pool Balance of Notes and Certificates (end of
        Collection Period)                                                             317,009,068.10

(iv)    Class A-1 Notes Balance (end of Collection Period)                                       0.00
        Class A-1 Pool Factor (end of Collection Period)                                                             0.0000000
        Class A-2 Notes Balance (end of Collection Period)                                       0.00
        Class A-2 Pool Factor (end of Collection Period)                                                             0.0000000
        Class A-3 Notes Balance (end of Collection Period)                                       0.00
        Class A-3 Pool Factor (end of Collection Period)                                                             0.0000000
        Class A-4 Notes Balance (end of Collection Period)                              72,737,700.94
        Class A-4 Pool Factor (end of Collection Period)                                         0.49                0.4914710
        Class A-5 Notes Balance (end of Collection Period)                             151,800,000.00
        Class A-5 Pool Factor (end of Collection Period)                                         1.00                1.0000000
        Class A-P Notes Balance (end of Collection Period)                              48,242,029.28
        Class A-P Pool Factor (end of Collection Period)                                         0.39                0.3859362
        Class B Notes Balance (end of Collection Period)                                25,079,136.11
        Class B Pool Factor (end of Collection Period)                                           0.39                0.3942021
        Class C Notes Balance (end of Collection Period)                                 9,579,110.46
        Class C Pool Factor (end of Collection Period)                                           0.39                0.3942021
        Certificates Balance (end of Collection Period)                                  9,571,091.32
        Certificates Pool Factor (end of Collection Period)                                      0.55                0.5538826

(v)     Basic Servicing Fee                                                              4,756,562.15                0.2696093


                          KEY AUTO FINANCE TRUST 1997-2
             SUMMARY STATEMENT TO NOTEHOLDERS AND CERTIFICATEHOLDERS
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware

Distribution Period: January 1, 1999 to December 31, 1999
Statement for Class A, Class B and Class C Noteholders and Certificateholders                          Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                           Class A/B/C Note Amount
                                                                                                        or Certificate Amount
                                                                                                      -------------------------
(vi)   Aggregate Realized Losses                                                        20,852,401.46
        Aggregate Net Losses                                                            13,935,239.20
        Cumulative Net Losses for all periods                                          31,413,497.00

(vii)     Reserve Account Balance after Giving Effect to Payments                       16,148,936.90
          Made on Distribution Date
          Specified Reserve Account Balance after Giving Effect to Payments             16,200,000.00
          Made on Distribution Date
          Distribution to Seller from Reserve Account                                   16,148,936.90
          Draws on Reserve Account                                                               0.00
          Deposits to Reserve Account                                                   16,200,000.00
          Class C Reserve Account Balance after Giving Effect to Payments                2,377,568.01
          Made on Distribution Date
          Specified Class C Reserve Account Balance after Giving Effect to               2,377,568.01
          Payments Made on Distribution Date
          Distribution to Seller from Class C Reserve Account                            2,330,585.23
          Draws on Class C Reserve Account                                                       0.00
          Deposits to Class C Reserve Account                                                    0.00

(viii)   Class A-1 Notes Interest Carryover Shortfall                                            0.00                0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                            0.00                0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                            0.00                0.0000000
         Class A-4 Notes Interest Carryover Shortfall                                            0.00                0.0000000
         Class A-5 Notes Interest Carryover Shortfall                                            0.00                0.0000000
         Class A-P Notes Interest Carryover Shortfall                                            0.00                0.0000000
         Class B Notes Interest Carryover Shortfall                                              0.00                0.0000000
         Class C Notes Interest Carryover Shortfall                                              0.00                0.0000000
         Certificates Interest Carryover Shortfall                                               0.00                0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                           0.00                0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                           0.00                0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                           0.00                0.0000000
         Class A-4 Notes Principal Carryover Shortfall                                           0.00                0.0000000
         Class A-5 Notes Principal Carryover Shortfall                                           0.00                0.0000000
         Class A-P Notes Principal Carryover Shortfall                                           0.00                0.0000000
         Class B Notes Principal Carryover Shortfall                                             0.00                0.0000000
         Class C Notes Principal Carryover Shortfall                                             0.00                0.0000000
         Certificates Principal Carryover Shortfall                                              0.00                0.0000000

(ix)  Additional Principal Distributable Amount                                            109,661.10

(x)  Aggregate Purchase Amount of Receivables Repurchased by the                            12,444.16
     Seller or purchased by Servicer

(xi)  Delinquent Contracts                                                                    Number                      Balance
                                                                        ----------------------------------------------------------
           30-59 Days                                                                           1,805            13,438,931.25
           60-89 Days                                                                             673             4,854,859.27
           90 Days or More                                                                        392             2,914,243.38
        Financed Vehicles Repossessed but not yet charged off                                      57               457,622.91





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